UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 12, 2013

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On September 12, 2013, Forest Oil Corporation (“Forest”) entered into the First Amendment (the “First Amendment”) to its Third Amended and Restated Credit Agreement by and among Forest, the Lenders party thereto, BNP Paribas and Wells Fargo Bank, N.A., as Co-Syndication Agents, Bank of America, N.A., The Bank of Nova Scotia, Credit Suisse AG, Cayman Islands branch, Deutsche Bank Securities, Inc. and Toronto Dominion (Texas) LLC, as Co-Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Credit Agreement”).  The First Amendment amends the Credit Agreement by, among other things:

•                  Subtracting from the definition of Total Debt, during any four-quarter period which includes the calendar quarter in which the closing of the proposed sale of Forest’s assets in the Texas Panhandle area occurs, an amount equal to any cash proceeds from the sale of such assets reported on Forest’s consolidated balance sheet on such date.

•                  Providing that Forest will not permit the ratio of its Total Debt outstanding (as defined in the Credit Agreement) to its EBITDA for a trailing twelve-month period (as defined and calculated in the Credit Agreement) to be greater than (i) for any time on or before September 11, 2013, 4.50 to 1.0, (ii) for any time after September 11, 2013 and on or before March 31, 2014, 5.0 to 1.0, (iii) for any time after April 1, 2014 and on or before June 30, 2014, 4.75 to 1.0, and (iv) for any time after June 30, 2014, 4.50 to 1.0; and

•                  Setting the Borrowing Base (as defined in the Credit Agreement) at $700 million until the next scheduled Borrowing Base redetermination, which would be as of May 1, 2014, or such time as the Borrowing Base is otherwise redetermined in accordance with the terms of the Credit Agreement.

The foregoing does not purport to be a complete description of the First Amendment, and is qualified by reference to the full text of the First Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit	Description

10.1

First Amendment to Third Amended and Restated Credit Agreement, dated as of September 12, 2013, among Forest Oil Corporation, the lenders signatory thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: September 18, 2013	By	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV
Senior Vice President, General
Counsel and Secretary

INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K

Exhibit	Description

10.1

First Amendment to Third Amended and Restated Credit Agreement, dated as of September 12, 2013, among Forest Oil Corporation, the lenders signatory thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.